UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2005

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Universal City Florida Holding Co. I and Universal City Florida Holding Co. II and UCFH I Finance, Inc. and UCFH II Finance, Inc. (collectively, “Holdings”) announced the extension of their previously announced exchange offer (the “Exchange Offer”) to exchange their floating rate senior notes due 2010 for a like principal amount of their outstanding floating rate senior notes due 2010 and to exchange their 8 3/8% senior notes due 2010 for a like principal amount of their outstanding 8 3/8% senior notes due 2010. The Exchange Offer, previously scheduled to expire at 5:00 p.m., New York City time, on April 27, 2005, will expire at 5:00 p.m., New York City time, on May 4, 2005, unless further extended. All other terms and conditions of the Exchange Offer remain the same. A copy of Holdings’ press release on this matter is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated April 27, 2005 announcing the extension of the Exchange Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: April 28, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: April 28, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: April 28, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: April 28, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer